     1501 Fourth Ave., Ste. 1800, Seattle, WA 98101-1693 206.340.2300 tel 206.340.2485 fax www.fhlbsea.com

EXHIBIT 10.13
Advances, Security and Deposit Agreement

This Advances, Security and Deposit Agreement (“Agreement”), dated as of February 1st, 2013 is entered between HomeStreet Bank, having its principal place of business at 601 Union Street, Ste. 2000, Seattle, WA 98101 (“Customer”) and the Federal Home Loan Bank of Seattle, 1501 Fourth Avenue, Suite 1800, Seattle, WA 98101 (“Seattle Bank”).
RECITALS
Whereas, Customer is a Member of Seattle Bank and desires from time to time to apply for extensions of credit, deposit accounts and other services from Seattle Bank in accordance with the terms and conditions of this Agreement; and
Whereas, Seattle Bank requires that all existing and future indebtedness of Customer to Seattle Bank be secured pursuant to this Agreement.
AGREEMENT
NOW THEREFORE, Customer and Seattle Bank agree as follows:
Article I. Definitions
Section 1.1 Definitions As used in this Agreement, the following terms will have the following meanings:

1.1.1	“Account” or “Accounts” means Customer’s deposit account(s) with Seattle Bank, including demand and time deposit accounts.

1.1.2	“Act” means the Federal Home Loan Bank Act, as amended from time to time.

1.1.3	“Advance” or “Advances” means any loans heretofore, now or hereafter made to Customer by Seattle Bank.

1.1.4
“Advance Master Application” means a writing executed by Customer and accepted by Seattle Bank, in form and content satisfactory to Seattle Bank, under which Customer may make Requests from time to time to receive Advances, subject to the terms of this Agreement, the Seattle Bank’s Credit Policy, the Act and the Regulations.

1.1.5	“Advances Note” means any promissory note executed by Customer and accepted by Seattle Bank, in form and content satisfactory to Seattle Bank, relating to Advances or Other Credit Accommodations.

1.1.6
“Advance Confirmation Advice” means a writing or an electronic transmission issued at any time by Seattle Bank, in form and content satisfactory to Seattle Bank, confirming particular terms of an Advance made at the Request of Customer.

1.1.7
“Borrowing Capacity” means the maximum amount of Advances, Commitments and Other Credit Accommodations which Borrower may have outstanding at any time. Borrowing Capacity is limited by the Act and Regulations, the Stock Ownership Requirement and Collateral Maintenance Requirement of the Credit Policy, and by Customer’s creditworthiness and the quality of Customer’s Eligible Collateral, as determined by Seattle Bank from time to time.

1.1.8	“Capital Plan” means the Capital Plan of the Federal Home Loan Bank of Seattle, adopted March 5, 2002, as amended November 22, 2002 and as hereafter amended.

1.1.9	“Capital Stock” means all of Customer’s capital stock in Seattle Bank, as currently owned or hereafter acquired.

1.1.10
“Collateral” means all property, including the proceeds thereof, heretofore, now or hereafter assigned, transferred or pledged to Seattle Bank by Customer as security for Indebtedness. The term “Collateral” may, in appropriate circumstances, include property that is pledged under agreements separate from this

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Agreement, including without limitation real property of Customer, whether used in Customer’s business or obtained through foreclosure or deeds in lieu of foreclosure of Mortgage Collateral.

1.1.11
“Collateral Coverage Factor” means the percentage of value, as determined by Seattle Bank from time to time, of various types of Eligible Collateral which will support the aggregate amount of all outstanding Advances, Commitments or Other Credit Accommodations made to Customer against such Eligible Collateral.

1.1.12	“Collateral Manual” means the Collateral Manual of the Seattle Bank, as published and revised by the Seattle Bank from time to time.

1.1.13
“Collateral Maintenance Requirement” means the minimum level of aggregate Eligible Collateral, discounted by applicable Collateral Coverage Factors, which Customer must pledge to Seattle Bank, and maintain at or above such minimum level, to secure Customer’s outstanding Advances, Commitments or Other Credit Accommodations, as determined by Seattle Bank from time to time.

1.1.14
“Commitment” means any written agreement under which Seattle Bank is contractually obligated to make Advances to Customer, or payments on behalf of or for the account of Customer, at a future date, irrespective of whether Seattle Bank’s obligation under such agreement is contingent upon the occurrence or non-occurrence of a condition subsequent. Commitments include, without limitation, Letters of Credit, firm commitments, guarantees or other financial arrangements made by Seattle Bank in writing to facilitate transactions between Customer and third parties. This Agreement is neither a Commitment nor an undertaking or obligation to provide any Commitment.

1.1.15
“Credit Policy” means the credit and collateral policies of Seattle Bank, including without limitation the credit and collateral policies set forth in the Users Guide and the Collateral Manual, as published and revised by the Seattle Bank from time to time. In addition to the Users Guide and Collateral Manual, the Credit Policy includes other policies adopted from time to time by Seattle Bank. The Credit Policy is subject to the Act and Regulations, and in the event of any inconsistency between the Credit Policy and the Act or Regulations, the more restrictive statute, regulation or policy shall be controlling.

1.1.16	“De-Pledge” means the partial release, re-assignment and/or re-delivery by Seattle Bank or its approved custodian of any part of the Collateral pledged to Seattle Bank for Indebtedness.

1.1.17
“Eligible Collateral” means Collateral other than Capital Stock which: (i) qualifies as security for Advances or Other Credit Accommodations under the Act and Regulations; (ii) qualifies as security for Advances or Other Credit Accommodations under the Credit Policy, as amended by Seattle Bank from time to time, which may be more restrictive than the Act or Regulations; (iii) is owned by Customer free and clear of any liens, encumbrances or other interests, other than the pledge of such Collateral to Seattle Bank under this Agreement; and (iv) is not a home mortgage on which any director, officer, employee, attorney or agent of Customer or any Federal Home Loan Bank is personally liable, unless acceptance of such mortgage is specifically approved by formal resolution of the Seattle Bank’s board of directors, and the Finance Agency has endorsed such resolution.

1.1.18
“Eligible CFI Collateral” means, if Customer is a community financial institution as defined in the Regulations, certain small agri-business loans, small farm loans or small business loans which meet the requirements of Eligible Collateral described in Subsection 1.1.17 above.

1.1.19	“Eligible Mortgage Collateral” means Mortgage Collateral which meets the requirements of Eligible Collateral described in Subsection 1.1.17 above.

1.1.20
“Eligible Securities Collateral” means “securities” (whether certificated or uncertificated) or other “investment property” (as each such term is defined in the UCC) now owned or hereafter acquired by Customer, which meet the requirements of Eligible Collateral described in Subsection 1.1.17 above.

1.1.21	“Finance Agency” means the Federal Housing Finance Agency, or any successor agency thereto.

1.1.22	“Funds” means money maintained in Customer’s Account(s) with Seattle Bank.

1.1.23
“Indebtedness” means all obligations of Customer to Seattle Bank, defined in the broadest and most comprehensive sense, to mean all primary, secondary, direct, indirect, fixed or contingent, debts, duties, agreements, undertakings, obligations, covenants and conditions now or at any time in the future to be paid or performed by Customer in connection with or relating to Advances, Other Credit Accommodations, Commitments, Accounts or Other Obligations, including, without limitation, all of Customer’s obligations to pay principal, interest, fees (including, without limitation, loan fees and prepayment fees), charges (including,

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without limitation, overdraft charges), costs, reimbursements (including, without limitation, attorneys fees) and losses (including, without limitation, damages for Customer’s breach of any contractual obligations to Seattle Bank), which at any time may be owing under or in connection therewith.

1.1.24	“Letter of Credit” means any standby letter of credit issued by Seattle Bank for the account of Customer.

1.1.25	“Listed Collateral” is defined in Section 3.4 below.

1.1.26
“Louisiana Collateral” means all portions of the Collateral and the proceeds thereof that are from time to time located in the State of Louisiana or are otherwise subject to the application of Louisiana law.1.1.27    “Master Backup Support Agreement” means any agreement now or hereafter made by Seattle Bank and one or more other Federal Home Loan Bank(s) under which such other Federal Home Loan Bank(s) may make Advances or Other Credit Accommodations to Customer in the event of a loss of power, communications or computer failure, property damage or other forms of business interruption adversely affecting Seattle Bank’s normal operations.

1.1.28	“Member” means an owner of Capital Stock in Seattle Bank.

1.1.29	“Member Advance Stock Purchase Requirement” is described in Section 6.10 of this Agreement and in the Capital Plan.

1.1.30	“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

1.1.31
“MERS Mortgages” means mortgages registered with MERS, in which the Mortgage Documents name MERS as mortgagee, solely as nominee, for the originators of the debt secured by such mortgages and their successors and assigns.

1.1.32
“Mortgage Collateral” means Mortgage Documents (excluding participation or other fractional interests therein) and all ancillary security agreements, policies and certificates of insurance, guarantees, indemnities, evidences of recordation, applications, underwriting materials, surveys, appraisals, notices, opinions of counsel and loan servicing data and all other electronically stored and written records or materials relating to the loans evidenced or secured by the Mortgage Documents.

1.1.33
“Mortgage Documents” means mortgages and deeds of trust (in this Agreement, “mortgages”) and all notes, bonds or other instruments evidencing loans secured thereby (in this Agreement, “mortgage notes”) and any endorsements and assignments thereof to Customer.

1.1.34	“Mortgage Purchase Program” means any program offered by Seattle Bank for the purchase from a Member of mortgage notes and related mortgages.

1.1.35
“Other Credit Accommodations” means credit products, other than Advances, authorized under the terms and conditions of the Act and the Regulations and offered from time to time by Seattle Bank under its Credit Policy, including, without limitation, Swap Transactions, Letters of Credit and other Commitments.

1.1.36
“Other Eligible Collateral” means property, other than Eligible Mortgage Collateral or Eligible Securities Collateral, which meets the requirements of Eligible Collateral described in Subsection 1.1.17 above, including, if Customer is a community financial institution as defined in the Regulations, any Eligible CFI Collateral.

1.1.37
“Other Obligations” means obligations of Customer to Seattle Bank other than those relating to Advances or Other Credit Accommodations, including, without limitation, any repurchase obligations of Customer under a Mortgage Purchase Program, if applicable; overdraft charges, wire charges, Account fees and charges for other miscellaneous services provided to Customer by Seattle Bank; and all other amounts, of any nature whatsoever, now or hereafter owed to the Seattle Bank by Customer.

1.1.38	”Parent” means JPMorgan Chase Bank, N.A., the entity of which Customer is a direct, wholly-owned, subsidiary.

1.1.39
“Parent Guaranty” means an unconditional, limited guaranty of Parent in favor of the Seattle Bank, guarantying certain of the obligations of Customer under this Agreement, including without limitation the principal and interest on certain Advances, accompanied by an opinion of outside counsel to the Parent in form and substance satisfactory to the Seattle Bank and its counsel.

1.1.40	“Physical Possession or Control Collateral” is defined in Section 3.5 below.

1.1.41	“Regulations” means the regulations of the Finance Agency, as amended from time to time.

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1.1.42	“Request” or “Requests” means any request(s) made by Customer via telephone, or other means made available by Seattle Bank from time to time, for Advances.

1.1.43	“Stock Ownership Requirement” means the obligation of Customer to own minimum amounts of Capital Stock in accordance with the Capital Plan.

1.1.44
“Swap Transaction” means an interest rate swap, cap or collar, currency exchange transaction, or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, entered into between the Seattle Bank and Customer pursuant to the terms of the Credit Policy, this Agreement or other related documentation, including without limitation any form of master agreement published by the International Swaps and Derivatives Association, Inc.

1.1.45
“UCC” means the Uniform Commercial Code, as amended from time to time, of the State of Washington or the jurisdiction of formation of Customer, as applicable under Section 6.13 of this Agreement. References in this Agreement to sections of the UCC shall be to the uniform version thereof and shall be deemed to be the corresponding section of the UCC in the appropriate jurisdiction notwithstanding that it may be numbered differently.

1.1.46	“Users Guide” means the Financial Products and Services Users Guide of Seattle Bank, as published and revised by Seattle Bank from time to time.
Article II. Advances and Other Credit Accommodations
Section 2.1 Procedures for Advances The terms and conditions of this Agreement shall govern each Advance heretofore, now or hereafter made by Seattle Bank to Customer. The Credit Policy of the Seattle Bank is an integral part of the terms and conditions of all such Advances and is incorporated in this Agreement by this reference as if fully set forth herein. Additional terms and conditions of Advances may be set forth in an Advance Master Application and/or Advances Note, which Seattle Bank may require Customer to sign and deliver to Seattle Bank from time to time. Any additional, particular terms and conditions of an Advance orally quoted by Seattle Bank and accepted by Customer at the time of Customer’s Request for an Advance, including, without limitation, the principal amount, applicable interest rate or due date of the Advance, will be confirmed by Seattle Bank in an Advance Confirmation Advice or, if no Advance Confirmation Advice is issued, will be evidenced by the books and records of Seattle Bank. In cases in which a Request for an Advance is made orally by Customer of Seattle Bank in an electronically recorded telephone conversation, and a question arises concerning any particulars of such Advance, Customer agrees that such recording or a transcript thereof will be an integral part of Seattle Bank’s books and records and may be used as evidence of such particulars. In cases in which an Advance requested orally by Customer is made by another Federal Home Loan Bank, on behalf of Seattle Bank, under a Master Backup Support Agreement, the books and records of such other Federal Home Loan Bank will establish any additional, particular terms of such Advance. If such Advance is requested by Customer of such other Federal Home Loan Bank in an electronically recorded telephone conversation, and a question arises concerning any particulars of such Advance, Customer agrees that such recording or a transcript thereof will be an integral part of the such other Federal Home Loan Bank’s books and records and may be used as evidence of such particulars. Unless otherwise agreed by Seattle Bank, each Advance will be made by crediting Customer’s demand deposit Account(s) with Seattle Bank. In all cases, funding of any Request for an Advance will be subject to compliance by Customer with the terms and provisions of the Act, the Regulations, the Credit Policy and this Agreement, including, without limitation, the Stock Ownership Requirement and Collateral Maintenance Requirement. In the event that Customer’s access to Advances is subsequently restricted pursuant to the Act, the Regulations or any other provision of applicable law, Seattle Bank will not be required to fund any outstanding Commitment for Advances not funded prior to the effective date of such restriction.
Section 2.2 Repayment of Advances Customer agrees to repay each Advance in accordance with its terms and conditions. Customer will maintain in Customer’s demand deposit Account(s) with Seattle Bank an amount at least equal to the amounts then currently due and payable to Seattle Bank with respect to Advances, and Customer hereby authorizes Seattle Bank to debit Customer’s Account(s) with Seattle Bank for all amounts due and payable with respect to any Advance and for all other amounts due and payable under this Agreement. Customer agrees that, in the event any such debit results in Customer’s demand deposit Account being overdrawn, Customer will pay overdraft charges thereon at the rate that Seattle Bank normally assesses for overdrafts on general demand deposit accounts. In the event that the balance in such demand deposit Account(s) is, at any time, insufficient to pay such due and payable amounts, Seattle Bank may in its discretion and without notice to Customer: (i) make a “flexible balance” or other similar Advance, as provided in the Credit Policy, in the amount of and for the purpose of paying such due and payable amounts; or (ii) apply any other deposits, credits, Funds or other monies of Customer then in the possession of Seattle Bank to the payment of such due and payable amounts. All payments with respect to Advances will be applied to any fees, costs or charges applicable thereto, to interest due thereon and to any principal amount thereof that is then due and payable, in such order and priority as Seattle Bank may determine.

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Section 2.3 Estoppel For any Advance evidenced by an Advance Confirmation Advice, failure of Customer, within ten (10) business days of Customer’s receipt of the Advance Confirmation Advice, to deliver written notice to Seattle Bank specifying any disputed particulars thereof, including without limitation the principal amount, applicable interest rate or due date of the Advance, will constitute the final agreement and acknowledgment by Customer that the particulars of the Advance Confirmation Advice are accurate and are those that Customer requested and by which Customer agreed to be bound, and Customer will thereafter be estopped from asserting any claim or defense with respect thereto. For any Advance which has such particular terms established by the books and records of Seattle Bank or another Federal Home Loan Bank rather than by an Advance Confirmation Advice, such books and records shall be conclusive in the absence of manifest error. Seattle Bank reserves the right to correct its scrivener’s errors, if any, in any Advance Confirmation Advice or such books and records, and no such errors shall affect Customer’s obligations in respect to the affected Advance.
Section 2.4 Interest Customer agrees to pay interest on each Advance at a rate per annum determined on the basis described in the Credit Policy, Advance Master Application, Advances Note, Advance Confirmation Advice or the books and records of Seattle Bank or other Federal Home Loan Bank, as the case may be, pertaining to such Advance.
Section 2.5 Commitment and Cancellation Fees Customer agrees to pay when due any commitment fees and any cancellation fees applicable to any Commitments issued by Seattle Bank for Advances, determined on the basis described in the Credit Policy, the Commitment documentation or the books and records of Seattle Bank or other Federal Home Loan Bank, as the case may be, pertaining to such Commitment.
Section 2.6 Other Credit Accommodations

2.6.1
Customer may apply to Seattle Bank for the issuance of other credit products, including without limitation Letters of Credit, firm commitments for Advances and Swap Transactions, provided such other credit products, and Customer’s intended use thereof, are authorized under the Act, the Regulations and the Credit Policy. The terms and conditions of such Other Credit Accommodations shall be governed by the Act, the Regulations, the Credit Policy, this Agreement and such other documentation as Seattle Bank may require from time to time.

2.6.2
The Borrowing Capacity of Customer shall be reduced by Seattle Bank’s outstanding obligations under any Letter of Credit, Swap Transaction, Commitment or Other Credit Accommodation, as determined by Seattle Bank from time to time, in the same manner as outstanding Advances.

2.6.3
In the event any Commitment, including without limitation a Letter of Credit, is outstanding at the time of an Event of Default under Section 4.1 of this Agreement, Seattle Bank may at its option make an Advance by crediting a special Account with Seattle Bank in an amount equal to the outstanding Commitment. Amounts credited to such special Account will be utilized by Seattle Bank for the purpose of satisfying Seattle Bank’s obligations under the outstanding Commitment. When all such obligations have expired or have been satisfied, Seattle Bank will disburse the balance, if any, in such special Account first to the satisfaction of any Indebtedness then owing by Customer to Seattle Bank and then to Customer or its successors in interest. Advances made pursuant to this Subsection 2.7.3 will be payable on demand and will bear interest at the rate in effect and being charged by Seattle Bank from time to time on overdrafts on demand deposit accounts of its Customers.

Section 2.7 Prepayment Fees Customer agrees to pay a prepayment fee upon the prepayment of all or any portion of any Advance or Other Credit Accommodation, made before the due date thereof, whether such prepayment is made voluntarily or involuntarily, including, without limitation, any prepayment resulting from acceleration under Section 4.1 hereof upon an Event of Default. The amount of the prepayment fee shall not be less than zero and shall be determined by the Seattle Bank on the basis described in the Regulations, the Credit Policy and any applicable Advance Master Application, Advances Note, Advance Confirmation Advice or Swap Transaction, as the case may be, pertaining to prepayment of such Advance or Other Credit Accommodation. Any applicable illustrations and examples of prepayment fees in the Users Guide, as published and revised by the Seattle Bank from time to time, are an integral part of the terms and conditions of this Agreement and are incorporated herein by this reference as if fully set forth at length.
Section 2.8 Compliance with the Credit Policy, Act and Regulations Customer hereby agrees to comply with the terms and provisions of the Credit Policy, the Act and the Regulations, including, without limitation, any reporting requirements, application procedures or eligibility requirements imposed by the Credit Policy, the Act or the Regulations with respect to particular types of Advances, Commitments or Other Credit Accommodations. In the event of any inconsistency between the Credit Policy and the Act or the Regulations, Customer hereby agrees to comply with the more restrictive statute, regulation or policy. In the event any provision of the Credit Policy, the Act or the Regulations is amended, Customer agrees to comply with the terms and provisions of the Credit Policy, the Act and the Regulations as so amended from time to time, provided that, to the extent permitted by the Act and the

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Regulations, any particular terms of outstanding Advances or Commitments existing at the time of any such amendment, including, without limitation, interest rates or prepayment fees, will continue to be governed by the terms and provisions of the Advance Master Application, Advances Note, Advance Confirmation Advice or Commitment documentation which applied to such outstanding Advances or Commitments at the time such Advances or Commitments were made. Notwithstanding the foregoing, Seattle Bank shall retain the right to amend from time to time the Borrowing Capacity, Collateral Coverage Factors and Collateral Maintenance Requirements applicable to Customer and its Eligible Collateral, and Customer agrees to comply with such changes upon Seattle Bank’s notice thereof to Customer.
Section 2.9 Additional Covenants by Customer Customer will maintain a copy of this Agreement in its official records at all times. Customer will give Seattle Bank notice of any material event that would cause Customer, pursuant to the provisions of the Act, the Regulations, the Credit Policy or this Agreement, to be ineligible to become a Customer of Seattle Bank or ineligible to obtain Advances, Commitments or Other Credit Accommodations. Customer will give Seattle Bank notice of any material adverse change in or affecting Customer’s financial condition. Failure to provide any notice required pursuant to this section shall constitute an Event of Default under this Agreement. Any obligation of Seattle Bank to fund any Advance or Other Credit Accommodation, including any Commitment, shall be conditioned upon the satisfaction of each of the following conditions precedent as of the date hereof and at the time of funding of each Advance or Other Credit Accommodation: (a) all representations and warranties of Customer contained this Agreement, or otherwise made by Customer to Seattle Bank, are and continue to be correct; (b) no Event of Default under this Agreement, or other documentation relating to the Advance or Other Credit Accommodation, has occurred or would result from such Advance; (c) the Seattle Bank has received such approvals, opinions or documents that the Seattle Bank may request in connection with the Advance or Other Credit Accommodation; (d) Customer satisfies all membership and borrowing eligibility criteria under the Act, the Regulations, this Agreement and the Credit Policy; (e) Customer, in the judgment of Seattle Bank, is not engaging or has not engaged in unsafe or unsound banking practices, has adequate capital, is not sustaining operating losses, does not have financial or managerial deficiencies that bear on the Customer’s creditworthiness, and has no other deficiencies as determined by Seattle Bank; (f) there has been in Seattle Bank’s judgment no material adverse change in Customer, the Collateral or any financial or other information submitted by Customer to Seattle Bank in connection with an Advance, Other Credit Accommodations or any Other Obligations; and (g) there has been in Seattle Bank’s judgment no change in governmental laws or regulations that materially affects the Seattle Bank’s power, right, authority, or ability to fund the Advance or Other Credit Accommodation.
Article III. Security Agreement
Section 3.1 Creation of Security Interest As security for the timely payment of all Indebtedness and outstanding Commitments, Customer hereby assigns, transfers, and pledges to Seattle Bank, and grants to Seattle Bank a security interest in all of the following Collateral now owned or hereafter acquired by Customer, and all proceeds thereof:
3.1.1

(a)
All Capital Stock now owned or hereafter acquired by Customer in Seattle Bank, including all payments which have been or hereafter are made on account of subscriptions to and all unpaid dividends on such stock;

(b)	All Funds of Customer now or hereafter on deposit with Seattle Bank;

(c)	All Eligible Mortgage Collateral and related Mortgage Documents now owned or hereafter acquired by Customer and specifically pledged to the Seattle Bank;

(d)	All Eligible Securities Collateral now owned or hereafter acquired by Customer and specifically pledged to the Seattle Bank; and

(e)	All Other Eligible Collateral now owned or hereafter acquired by Customer and specifically pledged to the Seattle Bank.

3.1.2
All of the Collateral shall secure the Indebtedness, irrespective of whether only part of the Collateral constitutes Eligible Collateral for purposes of satisfying the Collateral Maintenance Requirements of Section 3.3 below.

Section 3.2 Customer’s Representations and Warranties Regarding Collateral Customer represents and warrants to Seattle Bank, as of the date of this Agreement and the date of each Advance, Commitment or Other Credit Accommodation made under this Agreement, as follows:

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3.2.1
Customer owns and has marketable title to all Collateral and has the right and authority to grant a security interest in the Collateral and to subject all of the Collateral to this Agreement, and Customer covenants that it will defend the Collateral against the claims and demands of all persons;

3.2.2
With respect to any Eligible Mortgage Collateral originated by any party (whether affiliated or unaffiliated) other than Customer, the Mortgage Documents contain either a complete chain of endorsements (either on the mortgage note or a related allonge) from the originating party to Customer, a complete chain of endorsements in blank from each successive holder of the Mortgage Collateral or are MERS Mortgages for which Customer’s ownership in the whole obligation secured by the MERS Mortgage has been registered with MERS.

3.2.3
The information contained in any financial report, call report, certification, audit, confirmation, report, schedule, or other documents required under this Agreement and any other information given from time to time by Customer as to each item of Eligible Collateral, and any information provided by Customer to its supervising state or federal agency in call reports or other reports, from which Seattle Bank obtains information related to Collateral, is true, accurate and complete in all material respects;

3.2.4
All Eligible Collateral meets the standards and requirements from time to time established by the Credit Policy, the Act and the Regulations and, in any case of variances among the Act, the Regulations and the Credit Policy, the most restrictive of such standards and requirements;

3.2.5
To Customer’s knowledge, no part of any real property encumbered by Mortgage Collateral pledged hereunder contains or is subject to the effects of any hazardous materials or other hazardous substances, except as may have been disclosed to and reasonably approved by Customer in its underwriting of Mortgage Collateral, and Customer will indemnify and hold Seattle Bank harmless, and, at the option of Seattle Bank, defend Seattle Bank (with counsel satisfactory to Seattle Bank) from all liabilities, costs, damages, claims or expenses (including attorneys’ fees and environmental consultants’ fees) suffered, paid or incurred by Seattle Bank resulting from or arising out of any requirement under any applicable federal, state or local law, regulation, ordinance, order, judgment or decree relating to the release or cleanup of any such hazardous material or hazardous substance;

3.2.6
Except as permitted under Section 3.3 of this Agreement, Customer will not (i) sell, offer to sell or otherwise transfer Eligible Collateral pledged hereunder, nor pledge, mortgage or create or suffer to exist a lien, claim of lien, encumbrance, right of set-off or other security interest or collateral assignment of any kind whatsoever in Eligible Collateral pledged hereunder or the proceeds thereof in favor of any person other than Seattle Bank, or (ii) transfer physical possession of the Mortgage Documents evidencing Eligible Mortgage Collateral pledged hereunder to any third party or affiliate without the prior written consent of Seattle Bank;

3.2.7
All taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to Eligible Collateral pledged hereunder, including any real property subject to Eligible Mortgage Collateral, will be paid and if Customer fails to promptly pay such taxes, assessments or governmental charges, Seattle Bank may (but will not be required to) pay the same and any such expense will be an obligation under this Agreement; and

3.2.8
Customer will notify Seattle Bank promptly in writing of any change in the location of the Eligible Collateral pledged hereunder and of any change in location of its principal place of business or jurisdiction of incorporation, organization or formation, including without limitation, if Customer is organized under the laws of the United States, the location determined by Section 9-307(f) of the UCC.

3.2.9
Customer hereby grants to Seattle Bank a security interest in and grants a right of access to all books and records relating to the Collateral and any electronic records system that contains any records of any of the Collateral. To the extent necessary for Seattle Bank to access such records, Customer shall, upon request by the Seattle Bank and at its own expense, provide Seattle Bank with such licenses and other authorizations as may be appropriate to allow Seattle Bank to obtain such access to the same extent Customer may do so, including the right to make and retain copies thereof.

3.2.10
In the event that any Mortgage Documents or Mortgage Collateral becomes the subject of any form of enforcement, including without limitation judicial or non-judicial foreclosure or the acceptance of a deed in lieu of judicial or non-judicial foreclosure, upon notice to Customer to that effect by Seattle Bank the following procedures shall apply:

(a)
Customer shall provide Seattle Bank with (i) true and complete copies of all notices of foreclosure and trustee’s sale and all complaints for judicial foreclosure that relate to any of the Mortgage Collateral at the time the same are given to the mortgagor, (ii) written notice of any proposed deed in lieu of any judicial or nonjudicial foreclosure of any Mortgage Collateral no later than 30 days prior to the date

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such deed is proposed to be accepted, and (iii) true and complete copies of any related settlement agreements between Customer and such mortgagors at the time such agreements are executed;

(b)
Customer acknowledges and agrees that the Mortgage Collateral includes the cash proceeds payable to Customer that are derived from any of the other Mortgage Collateral and has granted a security interest in the same to Seattle Bank. In the event that Customer receives cash consideration upon such foreclosure, judicial or non-judicial, or in connection with a deed in lieu of any such foreclosure, either from the obligor on the Mortgage Document or any third party, Customer shall immediately deposit such cash consideration, in the form received, in its Account at Seattle Bank; and.

(c)
In the event that Customer obtains title to any of the real estate secured by the Mortgage Documents, Customer shall forthwith, at the same time it records any deed or title in its favor or in favor of its nominee, record a mortgage or deed of trust, in form and substance satisfactory to Seattle Bank, in favor of Seattle Bank, securing a portion of the Indebtedness. Any recording or other tax applicable to such mortgage or deed of trust shall be the responsibility of Customer. The amount of such mortgage or deed of trust shall, unless Seattle Bank agrees in writing to a different amount, be equal to the principal of the note or debt originally secured by the Mortgage Document and any subsequent increases in the principal so secured. Customer shall provide Seattle Bank, at Customer’s sole cost and expense, with an owner’s policy of title insurance that insures Seattle Bank as the sole holder of fee title to the foreclosed Mortgage Collateral and includes no exceptions related to Customer’s enforcement of the Mortgage Document or any liens that were subordinate thereto and with property insurance with a carrier or carriers and with coverages, terms and insured amount satisfactory to Seattle Bank, in Seattle Bank’s favor.

Section 3.3 Collateral Maintenance Requirement

3.3.1
Customer will at all times maintain an amount of Eligible Collateral, pledged to Seattle Bank under this Agreement, which, after discounting by the Collateral Coverage Factor(s) applicable to such Eligible Collateral, has a value, as determined by Seattle Bank, of not less than the aggregate amount of all Advances, Commitments and Other Credit Accommodations then outstanding. This Collateral Maintenance Requirement may be increased or decreased by Seattle Bank at any time, based upon Customer’s creditworthiness or the quality of Customer’s Eligible Collateral, as determined by Seattle Bank from time to time. Customer will not, without prior written consent of Seattle Bank, assign, pledge, transfer, create any security interest in, sell, or otherwise dispose of any Eligible Collateral if: (i) such Eligible Collateral is Physical Possession or Control Collateral under Section 3.5 of this Agreement; (ii) immediately after such action, Customer’s remaining Eligible Collateral would be insufficient to comply with the Collateral Maintenance Requirement; or (iii) at the time of such action, there is an outstanding Event of Default under Section 4.1 of this Agreement.

3.3.2
All Eligible Collateral pledged hereunder (other than Physical Possession or Control Collateral held by Seattle Bank or its custodian) will be held by Customer in trust for the benefit of, and subject to the direction and control of Seattle Bank, and will be physically safeguarded by Customer with at least the same degree of care as Customer would ordinarily use in prudently safeguarding its property. Without limiting the foregoing, Customer will take all action necessary or desirable to protect and preserve Eligible Collateral pledged hereunder and held by Customer, including without limitation the maintaining of insurance on property securing mortgages constituting Eligible Collateral (such policies and certificates of insurance relating to such mortgages are in this Agreement called “insurance”), the collection of payments under all such mortgages and under all such insurance, and otherwise assuring that loans comprising Eligible Mortgage Collateral pledged hereunder are serviced in accordance with the standards of a reasonable and prudent mortgagee. Customer, as Seattle Bank’s agent, will collect all payments when due on all Eligible Collateral held by Customer in trust for the benefit of Seattle Bank. If Seattle Bank requests, all such collections shall be held separate from Customer’s other monies in one or more designated Accounts maintained at Seattle Bank. At Seattle Bank’s sole discretion, Seattle Bank may then apply such collections to the payment of Indebtedness as it becomes due; otherwise, and provided there is no outstanding Event of Default under Section 4.1 of this Agreement, Customer may use and dispose of such collections in the ordinary course of its business.

3.3.3
Subject to the Collateral Maintenance Requirement of Subsection 3.3.1 above, and provided there is no outstanding Event of Default under Section 4.1 of this Agreement, Customer may use or dispose of all or part of the Collateral and proceeds thereof in the ordinary course of its business. Notwithstanding the foregoing, Customer may not use or dispose or all or part of Physical Possession or Control Collateral or the proceeds thereof, except upon the De-Pledging of such Physical Possession or Control Collateral in accordance with Section 3.6 below.

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3.3.4
Customer will, upon request of Seattle Bank, immediately take such actions and execute such documentation as Seattle Bank may deem necessary or appropriate to create and perfect Seattle Bank’s security interest in the Collateral or otherwise to obtain, preserve, protect, enforce or collect the Collateral; including, without limitation, executing any agreements, instructions or other documents that Seattle Bank deems necessary to establish control under the provisions of the UCC of Collateral by Seattle Bank or by its custodian on Seattle Bank’s behalf.

3.3.5
Any Collateral that is not satisfactory to Seattle Bank may be rejected at any time as Eligible Collateral by Seattle Bank, or in Seattle Bank’s discretion may at any time be discounted by a Collateral Coverage Factor that is less than the Collateral Coverage Factor normally ascribed thereto under the Credit Policy. Seattle Bank may require, before or during the period when any Advance is made to Customer, that Customer make any or all Eligible Securities Collateral pledged hereunder, all Mortgage Documents for Eligible Mortgage Collateral pledged hereunder and any other documents pertaining to Eligible Collateral pledged hereunder, including without limitation any agreements between Customer and its servicing agents, available to Seattle Bank for its inspection and approval.

3.3.6
In the case of any Eligible Collateral pledged hereunder which is physically possessed by Customer, Customer will grant, upon Seattle Bank’s written request, an irrevocable license to Seattle Bank, in form and content satisfactory to Seattle Bank (and if requested by Seattle Bank, joined in by any real property owner or landlord of the premises where such Eligible Collateral is located), that will allow representatives of Seattle Bank to enter the premises of Customer in order to inspect from time to time and/or remove and take possession of such Eligible Collateral.

3.3.7
In the case of Eligible Collateral pledged hereunder which is physically possessed by any affiliate or servicing agent of Customer, Customer will, upon Seattle Bank’s written request, cause Customer’s affiliate or servicing agent to (i) grant an irrevocable license to Seattle Bank, in form and content satisfactory to Seattle Bank (and if requested by Seattle Bank, joined in by any real property owner or landlord of the premises where such Eligible Collateral is located), that will allow representatives of Seattle Bank to enter the premises of Customer’s affiliate or servicing agent in order to inspect from time to time and/or remove and take possession of such Eligible Collateral; and/or (ii) establish custodial or control agreements, in form and content satisfactory to Seattle Bank, under which the affiliate’s or servicing agent’s physical possession will be held for the benefit of Seattle Bank as secured party. Seattle Bank may require such arrangements irrespective of whether such Eligible Collateral has been designated as Listed Collateral or Physical Possession or Control Collateral under Sections 3.4 or 3.5 below.

3.3.8
Seattle Bank’s acceptance as Eligible Collateral of any Mortgage Collateral relating to multifamily or commercial properties may, in the discretion of Seattle Bank, be conditioned upon Customer’s execution and delivery of Rider(s) to this Agreement containing warranties and representations required of Customer by Seattle Bank for any Mortgage Collateral relating to multifamily or commercial properties.

Section 3.4 Listed Collateral

3.4.1
At any time that Customer’s Eligible Mortgage Collateral or Eligible CFI Collateral becomes subject to mandatory listing requirements under the Credit Policy, or at any other time, at the sole discretion of Seattle Bank, Customer will deliver to Seattle Bank, upon Seattle Bank’s written request, a status report and accompanying schedules, all in form and content acceptable to Seattle Bank, specifying and describing any mortgage loan pledged to Seattle Bank as Eligible Mortgage Collateral and any item of Eligible CFI Collateral pledged to Seattle Bank (collectively, “Listed Collateral”). At such other times as Seattle Bank may request, Customer will deliver to Seattle Bank periodic status reports and accompanying schedules, in form and content acceptable to Seattle Bank, describing the status of the Listed Collateral.

3.4.2
Upon Seattle Bank’s written request, Customer will physically segregate the mortgages, loan packages and other property comprising Listed Collateral from all other property of Customer in a manner satisfactory to Seattle Bank. Until particular items of Listed Collateral are De-Pledged in accordance with the Credit Policy, the physical segregation of such items shall be maintained.

3.4.3
Upon Seattle Bank’s written request, Customer will hold each loan package included in Listed Collateral in a separate file folder, with each file folder clearly labeled with the loan identification number and the name of the mortgagor. Upon written request of Seattle Bank, the file folder for each package of loan documents included within Listed Collateral will be clearly marked or stamped with the statement: “The Instrument(s) and Security Relating to this Loan Have Been Pledged to the Federal Home Loan Bank of Seattle.”

Section 3.5 Physical Possession or Control Collateral

3.5.1
At any time that Customer becomes subject to mandatory physical possession or control requirements under the Credit Policy, or at any other time, at the sole discretion of Seattle Bank, Customer will deliver to

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Seattle Bank, or to a custodian approved by Seattle Bank in its discretion, upon Seattle Bank’s written request, the mortgage loans pledged to Seattle Bank as Eligible Mortgage Collateral, securities or other investment property pledged to Seattle Bank as Eligible Securities Collateral, loans pledged to Seattle Bank as Eligible CFI Collateral and each item of Other Eligible Collateral pledged to Seattle Bank (collectively, “Physical Possession or Control Collateral”).

3.5.2
Eligible Mortgage Collateral delivered to Seattle Bank or its approved custodian as Physical Possession or Control Collateral will be endorsed or assigned by Customer in blank or, if requested by Seattle Bank, to Seattle Bank. For MERS Mortgages pledged hereunder, Customer will execute a notification to MERS of its assignment of the MERS Mortgage in blank or, if requested by Seattle Bank, to Seattle Bank. Regardless of whether any endorsement is stated to be “without recourse,” Customer shall be liable for any deficiency remaining after any exercise by the Bank of its remedies in respect of Collateral, as provided in Section 4.2 below.

3.5.3
With respect to certificated Eligible Securities Collateral pledged to Seattle Bank as Physical Possession or Control Collateral, the delivery requirements contained in this Section 3.5 will be satisfied, at the election of Seattle Bank, by one of more of: (i) transfer of physical possession of such certificated securities to Seattle Bank; (ii) re-registration of such securities in Seattle Bank’s name; or (iii) possession of such certificated securities, on Seattle Bank’s behalf, by a custodian appointed by Seattle Bank. Any such possession of certificated securities by an approved custodian, on Seattle Bank’s behalf, will be effected and evidenced by documentation acceptable to Seattle Bank in form and content, establishing Seattle Bank’s control of such certificated securities under the provisions of the UCC.

3.5.4
With respect to Eligible Securities Collateral pledged to Seattle Bank as Physical Possession or Control Collateral, whether in uncertificated form or as a security entitlement, satisfaction of the delivery requirements contained in this Section 3.5 will be effected and evidenced by agreements, instructions or other documentation acceptable to Seattle Bank in form and content, establishing Seattle Bank’s control of such uncertificated securities under the provisions of the UCC. The control requirements will be satisfied, at the election of Seattle Bank, by one or more of: (i) re-registration of any uncertificated securities in Seattle Bank’s name; (ii) entering into an agreement that, under the provisions of the UCC, provides the Seattle Bank with control of any uncertificated securities with the issuer or transfer agent thereof; (iii) entering into agreements that, under the provisions of the UCC, provide the Seattle Bank with control of any security entitlements with the securities intermediary establishing such security entitlement; or (iv) in the case of security entitlements, making the Seattle Bank the entitlement holder, within the meaning of the UCC, of such security entitlements.

3.5.5
Concurrently with the initial delivery of Physical Possession or Control Collateral, and at such other times as Seattle Bank may request, Customer will deliver to Seattle Bank a status report and accompanying schedules, in form and content acceptable to Seattle Bank, describing the status of the Physical Possession or Control Collateral held by Seattle Bank or its custodian. At such other times as Seattle Bank may request, Customer will deliver to Seattle Bank periodic status reports and accompanying schedules, in form and content acceptable to Seattle Bank, describing the status of the Physical Possession or Control Collateral. Until Physical Possession or Control Collateral is De-Pledged in accordance with Section 3.6 below, such physical possession or control by Seattle Bank or its approved custodian shall be maintained with respect to such Physical Possession or Control Collateral. At Seattle Bank’s sole discretion, all proceeds the Physical Possession or Control Collateral, including without limitation all payments made under the loans or investment property constituting Physical Possession or Control Collateral, shall be held separate from Customer’s other monies in one or more designated Accounts maintained at Seattle Bank. Seattle Bank may apply such monies to the payment of Indebtedness as it becomes due, or hold such monies as part of its Physical Possession or Control Collateral, subject to De-Pledging under the terms and conditions of Section 3.6 below.

3.5.6
Customer agrees to pay to Seattle Bank such reasonable fees and charges as may be assessed by Seattle Bank to cover Seattle Bank’s overhead and other costs relating to the receipt, holding, De-Pledge, redelivery and reassignment of Physical Possession or Control Collateral and to reimburse Seattle Bank upon request for all filing or recording fees and other reasonable expenses, disbursements and advances incurred or made by Seattle Bank in connection therewith, including without limitation reasonable attorneys fees and costs of legal counsel of Seattle Bank. Customer shall pay the fees and expenses, including, without limitation, reasonable attorneys fees and costs, of any custodian approved or appointed by Seattle Bank with respect to Collateral. Any such sums owed to Seattle Bank or to such custodian may be collected by Seattle Bank, at its option, by debiting Customer’s Account(s) with Seattle Bank.

Section 3.6 De-Pledging of Collateral Upon receipt by Seattle Bank of a written request from Customer, in form and content acceptable to Seattle Bank, for the De-Pledge of any part of the Collateral or proceeds thereof in which Seattle Bank has perfected its security interest, setting forth (i) a sufficient description of the Collateral to be

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withdrawn or reassigned; and (ii) a certificate of an authorized officer of Customer certifying that the immediately after such De-Pledge, Customer’s remaining Eligible Collateral will be sufficient to comply with the Collateral Maintenance Requirement, Seattle Bank will, subject to the succeeding sentence of this Section 3.6, promptly return, reassign or partially release to Customer, at Customer’s expense, the Collateral specified in said request. Notwithstanding anything to the contrary contained in this Agreement, Customer may not obtain any such withdrawal or reassignment (a) while an Event of Default under this Agreement has occurred and is continuing; (b) at any time that Seattle Bank’s records indicate that immediately after such De-Pledge, Customer’s remaining Eligible Collateral would be insufficient to comply with the Collateral Maintenance Requirement as determined by Seattle Bank; or (c) at any time that Seattle Bank reasonably and in good faith deems itself insecure. Customer will pay upon request for all filing or recording fees and other reasonable expenses incurred by Seattle Bank or any approved custodian in connection with De-Pledging of any Collateral, including without limitation reasonable attorneys fees and costs of legal counsel of Seattle Bank or such custodian. Any such sums owed to Seattle Bank or to such custodian may be collected by Seattle Bank, at its option, by debiting Customer’s demand or time deposit Account(s) with Seattle Bank. Upon a De-Pledge, ordinarily the Seattle Bank will not agree to amend its financing statements covering Collateral to reflect the De-Pledge but will, where appropriate and at Customer’s expense, evidence that it has released the Collateral that was subject to the De-Pledge from its security interest.
Section 3.7 Reports, Collateral Audits; Access

3.7.1
If requested by Seattle Bank at any time, Customer will furnish to Seattle Bank an audit report prepared in accordance with generally accepted auditing standards by an external auditor acceptable to Seattle Bank, certifying the book value of the Collateral owned by Customer and pledged to the Seattle Bank hereunder. If requested by Seattle Bank at any time, Customer will furnish to Seattle Bank a written report covering such matters regarding Collateral as Seattle Bank may require, including without limitation a listing of mortgages comprising Eligible Mortgage Collateral or loans comprising Eligible CFI Collateral, the unpaid principal balances thereof, the status of payments thereon and of taxes and insurance on the property encumbered thereby; securities and the publicly listed market value thereof, and any other information requested by Seattle Bank regarding the Collateral. Customer will give Seattle Bank access at all reasonable times to Collateral pledged hereunder in Customer’s possession and to Customer’s books and records of account relating to such Collateral, for the purpose of Seattle Bank’s examining, verifying or reconciling such Collateral and Customer’s report to Seattle Bank thereon.

3.7.2
All Collateral and the satisfaction by Customer of the Collateral Maintenance Requirement will be subject to audit and verification by or on behalf of Seattle Bank. Such audits and verifications may occur without notice during Customer’s normal business hours or upon reasonable notice at such other times as Seattle Bank may reasonably request. Customer will provide access to, and will, at its own expense, make adequate working facilities available to, the representatives or agents of Seattle Bank for purposes of such audits and verifications. Customer agrees to pay to Seattle Bank such reasonable fees and charges as may be assessed by Seattle Bank to cover overhead and other costs relating to such audit and verification.

Section 3.8 Additional Documentation Customer will make, execute, record and deliver to Seattle Bank such notices, instructions, assignments, listings, powers, and other documents with respect to the Collateral and Seattle Bank’s security interest therein in such form as Seattle Bank may require. Customer authorizes Seattle Bank to file such financing statements as Seattle Bank deems necessary with respect to the Collateral, and Customer hereby ratifies any financing statements previously filed by Seattle Bank with respect to the Collateral.
Section 3.9 Seattle Bank’s Responsibilities as to Collateral In the event that Seattle Bank takes possession of any Collateral pursuant to the terms of this Agreement, Seattle Bank’s duty as to the Collateral will be solely to use reasonable care in the custody and preservation of the Collateral in its possession, which will not include any steps necessary to preserve Customer’s rights against any third parties nor the duty to send notices, perform services, or take any action in connection with management of the Collateral. Seattle Bank will not have any responsibility or liability for the form, sufficiency, correctness, genuineness or legal effect of any instrument or document constituting a part of the Collateral, or any signature thereon or the description or misdescription, or value of property represented or secured, or purported to be represented or secured, by any such document or instrument. Customer agrees that any and all Collateral may be removed by Seattle Bank from the state or location where situated, and may there be dealt with by Seattle Bank as provided in this Agreement.
Section 3.10 Seattle Bank’s Rights as to Collateral At any time or times, at the sole expense of Customer, Seattle Bank will have the right, before or after the occurrence of an Event of Default as set forth in Section 4.1 of this Agreement, but shall not have the obligation, to do any or all things and take any and all actions that are deemed necessary or convenient by Seattle Bank to the protection of its rights and interests under this Agreement and are lawful under the Act, the Regulations and the laws of the State of Washington, including, but not limited to, the following:

3.10.1	Terminate any consent given under this Agreement;

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3.10.2	Notify obligors on any Collateral to make payments thereon directly to Seattle Bank;

3.10.3	Endorse any Collateral that is in Customer’s name or that has been endorsed by others to Customer’s name;

3.10.4	Enter into any extension, compromise, settlement, or other agreement relating to or affecting any Collateral;

3.10.5
Take any action Customer is required to take or which is otherwise necessary to: (i) file a financing statement or otherwise perfect a security interest in any or all of the Collateral; or (ii) to obtain, preserve, protect, enforce or collect the Collateral;

3.10.6	Take control of any funds or other proceeds generated by the Collateral and use the same to reduce Indebtedness as it becomes due; and

3.10.7	Cause the Collateral to be transferred to Seattle Bank’s name or the name of its nominee.
Section 3.11    Power of Attorney Customer hereby appoints Seattle Bank as its true and lawful attorney, for and on behalf of Customer and in its name, place and stead, to prepare, execute and record endorsements and assignments to Seattle Bank of all or any item of Collateral, giving or granting to Seattle Bank, as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as Customer might or could do. Customer hereby ratifies and confirms all that Seattle Bank will lawfully do or cause to be done by virtue of this special power of attorney. This special power of attorney is granted for a period commencing on the date of this Agreement and continuing until the indefeasible discharge of all Indebtedness and Commitments and all obligations of Customer under this Agreement regardless of any Event of Default by Customer, is coupled with an interest and is irrevocable for the period granted. As Customer’s true and lawful attorney-in-fact, Seattle Bank has no responsibility to take any steps necessary to preserve rights against prior parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral.
Article IV. Default; Remedies
Section 4.1 Events of Default; Acceleration Upon the occurrence of and during the continuation any of the following events or conditions of default (“Event of Default’), Seattle Bank may at its option, by a notice to Customer, declare all Indebtedness and accrued interest thereon, including any prepayment fees or charges which are payable in connection with the payment prior to the originally scheduled maturity of any Advance or Other Credit Accommodation, to be immediately due and payable without presentment, demand, protest or any further notice and/or terminate any obligation on the part of Seattle Bank in respect of any Commitment to make or continue making any Advances:

4.1.1	Failure of Customer to pay when due any interest on or principal of any Advance or Other Credit Accommodation; or

4.1.2
Failure of Customer to perform any promise or obligation or to satisfy any condition or liability contained in this Agreement, the Credit Policy or any Advances Note, Advance Master Application or Advance Confirmation Advice, or in any other agreement to which Customer and Seattle Bank are parties, whether pertaining to any Advance, Other Credit Accommodation or Other Obligations; or

4.1.3
Evidence coming to the attention of Seattle Bank that any representations, statements, or warranties made or furnished in any manner to Seattle Bank by or on behalf of Customer in connection with any Advance or Other Credit Accommodation, any specification of Eligible Collateral or any certification of Fair Market Value were false, misleading or incomplete in any material respect when made or, with the passage of time, have become untrue in any material respect; or

4.1.4
Failure of Customer to maintain adequate Eligible Collateral free of any encumbrances or claims as required in this Agreement, or any material damage to or loss of Eligible Collateral, or any sale or encumbrance of any Eligible Collateral except as permitted by this Agreement

4.1.5	The issuance of any tax, levy, seizure, attachment, garnishment, levy of execution, or other process with respect to any of the Collateral; or

4.1.6
Any suspension of payment by Customer to any creditor of sums due or the occurrence of any event which results in another creditor having the right to accelerate the maturity of any indebtedness of Customer under any security agreement, indenture, loan agreement, or comparable undertaking; or

4.1.7
Any taking over of the Customer or any of its assets or affiliates by a supervising agency, or an application for or appointment of a conservator or receiver for Customer or any affiliate of Customer or Customer’s property, entry of a judgment or decree adjudicating Customer or any affiliate of Customer insolvent or bankrupt, an assignment by Customer or any affiliate of Customer for benefit of creditors, or the entry of any

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supervisory or consent order pertaining to Customer or any affiliate of Customer by any regulatory body or by any court at the request of such regulator; or

4.1.8	Sale by Customer of all or a material part of Customer’s assets or the taking of any other action by Customer to liquidate or dissolve; or

4.1.9
Termination of Customer’s membership in Seattle Bank, or Customer’s ceasing to be a type of financial institution that is eligible under the Act or the Regulations to become a Member of Seattle Bank; or

4.1.10	Merger, consolidation or other combination of Customer with an entity which is not a Member of Seattle Bank if the non-Member entity is the surviving entity; or

4.1.11
Seattle Bank determines in good faith that a material adverse change has occurred in the financial condition of Customer from that disclosed at the time of the making of any Advance or from the condition of Customer as theretofore most recently disclosed to Seattle Bank; or

4.1.12	Seattle Bank in good faith deems itself insecure even though Customer is not otherwise in default; or

4.1.13	Customer has borrowed, or committed to borrow, from any source an amount that is greater than the amount Customer is permitted to borrow under applicable law.

4.1.14
The Parent Guaranty shall cease to be in full force and effect for any reason or Parent or any person acting by or on behalf of Parent shall deny or disaffirm in writing Parent’s obligations under the Parent Guaranty.

4.1.15
Any of the events referred to in Subsections 4.1.7, 4.1.8 or 4.1.11 occur with respect to the Parent (substituting the word “Parent” for the word “Customer” or the word “Member” in each of such subsections).

4.1.16	Parent (not including any successor to Parent by operation of law, purchase and assumption or otherwise) shall cease to own 100% of the outstanding capital stock of Customer.
Section 4.2 Remedies Upon the occurrence of any Event of Default, Seattle Bank will have all of the rights and remedies provided by applicable law, including but not be limited to all of the remedies of a secured party under the UCC and the rights and remedies contained in any mortgage or deed of trust in favor of Seattle Bank or its nominee. In addition, Seattle Bank may take immediate possession of any of the Collateral or any part thereof wherever the same may be found. Seattle Bank may sell, assign and deliver the Collateral or any part thereof at public or private sale for such price as Seattle Bank deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. Seattle Bank will have the right to purchase all or part of the Collateral at such sale. If the Collateral includes insurance or securities which will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of Seattle Bank, Seattle Bank may realize upon such Collateral without notice to Customer. If any notification of intended disposition of any of the Collateral is required by applicable law, then, if no greater period of notification is required by applicable law, such notification will be deemed reasonable and properly given if mailed, postage prepaid, at least 10 days before any such disposition to the address of Customer appearing on the records of Seattle Bank. The proceeds of any sale will be applied in the order that Seattle Bank, in its sole discretion, may choose. Customer agrees to pay all the costs and expenses of Seattle Bank in the collection of the Indebtedness and enforcement of Seattle Bank’s rights and remedies in case of default, including, without limitation, reasonable attorneys’ fees, including in any proceedings in bankruptcy or receivership and on appeal. Seattle Bank will, to the extent required by law, apply any surplus after payment of the Indebtedness, provision for repayment to Seattle Bank of any amounts to be paid or advanced under outstanding Commitments, and all costs of collection and enforcement to third parties claiming a secondary security interest in the Collateral, with any remaining surplus paid to Customer. Customer will be liable to Seattle Bank for any deficiency remaining. To the fullest extent permitted by law, Customer waives, for itself and any successors or assigns, include successors or assigns by operation of law, the defense of marshaling.
Upon the occurrence of any Event of Default, Seattle Bank shall have the following rights and remedies with respect to any Louisiana Collateral pledged under this Agreement, which rights and remedies are in addition to and are not in lieu or limitation of any other rights and remedies that may be provided in this Agreement, under Chapter 9 of the Louisiana Commercial Laws (La. R.S. §§10:9-101, et seq.), under the Uniform Commercial Code of any state other than Louisiana, under any other agreement, or at law or equity generally:
A.     Seattle Bank may cause such Louisiana Collateral, or any part or parts thereof, to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, without the necessity of making additional demand, or of notifying Customer, Parent or any other guarantor, or placing Customer, Parent or any other guarantor in default.

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B.     For purposes of foreclosure under Louisiana executory process procedures, Customer confesses judgment and acknowledges that Customer is indebted unto and in favor of Seattle Bank up to the full amount of the Indebtedness, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. To the extent permitted under applicable Louisiana law, Customer additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Article 2721 of the Louisiana Code of Civil Procedure; (c) the Notice of Seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.
Section 4.3 Payment of Prepayment Charges Any prepayment fees or charges for which provision is made, whether under the Regulations, the Credit Policy, or any applicable Advance Master Application, Advances Note, Advance Confirmation Advice or Swap Transaction, as the case may be, with respect to any Advances or Other Credit Accommodations, will be payable at the time of any voluntary or involuntary payment of the principal of such Advances or Other Credit Accommodations prior to the originally scheduled maturity thereof, including, without limitation, payments that are made as a part of a liquidation of Customer or that become due as a result of an acceleration pursuant to Section 4.1 of this Agreement, whether such payment is made by Customer, by a conservator, receiver, liquidator or trustee of or for Customer, or by any successor to or any assignee of Customer.
Article V. Accounts
Section 5.1 Deposit Accounts The Customer may open Accounts with the Seattle Bank subject to the Act, the Regulations, the Credit Policy and any other policies adopted by the Seattle Bank from time to time in respect to Accounts and related services, including without limitation the wire transfer of funds. Any Customer’s funds deposited in Accounts shall be subject to withdrawal or charge at any time and from time to time upon wire transfers or any other orders for the payment of money when made and drawn on behalf of the Customer by a person or persons authorized by Resolution of the Customer under Section 6.7 below. The Seattle Bank is authorized to pay any such wire transfers or other orders, provided they are in the form prescribed by it, and to charge the Customer’s Accounts therefor, without inquiry as to the circumstances of issue or the disposition of the proceeds, even if drawn to the individual order of any authorized person or payable to others for his account.
Section 5.2 Bank’s Reliance The Seattle Bank, if it acts in good faith and with ordinary care (and without liability if it does so act), can charge the Accounts with orders received by the Seattle Bank by telephone, or otherwise orally, from any person acting for or purporting to act for the Customer as its officer or employee, for the transfer of funds to others, including the person giving such instructions or payable to others for his account, or between Accounts of the Customer. All scheduled charges and fees adopted by the Seattle Bank from time to time in respect to Accounts and related services will be charged monthly to such Accounts.
Section 5.3 Positive Balance Requirement The Customer shall maintain a net positive collected balance in all of its Accounts. The Seattle Bank shall have the option of closing or restricting the use of Accounts in which positive balances are not maintained. For each day the aggregate collected balance of an Account is negative, the Customer shall pay such overdraft charges as are consistent with the scheduled charges and fees adopted by the Seattle Bank from time to time in respect to Accounts and related services. These overdraft charges are in addition to any other rights and remedies of Seattle Bank under this Agreement and any other agreements governing Accounts.
Article VI. Miscellaneous
Section 6.1 General Representations and Warranties by Customer. Customer hereby represents and warrants that, as of the date of this Agreement and the date of each Advance or Other Credit Accommodation, including any Commitment, made pursuant to this Agreement:

6.1.1
Customer is not, and neither the execution of nor the performance of any of the transactions or obligations of Customer under this agreement will, with the passage of time, the giving of notice or otherwise, cause Customer to be: (i) in violation of its charter or articles of incorporation, by-laws, the Act, or the Regulations, any other law or administrative regulation, or any court or administrative decree; or (ii) in default under or in breach of any indenture, contract, or other instrument or agreement to which Customer is a party or by which it or any of its property is bound.

6.1.2
Customer has full corporate power and authority and has received all corporate and governmental authorizations and approvals (including without limitation those required under the Act and the Regulations) as may be required to enter into and perform its obligations under this Agreement, to borrow each Advance and to obtain each Other Credit Accommodation.

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6.1.3
The information given by Customer in any document provided, or in any oral statement made, in connection with any application or request for an Advance or Other Credit Accommodation, is true, accurate and complete in all material respects.

Section 6.2 Assignment Seattle Bank may assign or negotiate to any other Federal Home Loan Bank or to any other person or entity, with or without recourse, any Indebtedness of Customer or participations therein, and Seattle Bank may assign or transfer all or any part of Seattle Bank’s right, title, and interest in and to this Agreement and may assign and deliver the whole or any part of the Collateral to the transferee, which will succeed to all the powers and rights of Seattle Bank in respect thereof, and Seattle Bank will thereafter be forever relieved and fully discharged from any liability or responsibility with respect to the transferred Collateral. Customer hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Customer to the participant. Customer hereby authorizes Seattle Bank and each participant, in case of default by Customer under this Agreement, to proceed directly, by right of setoff or otherwise, against any assets of Customer which may at the time of such default be in the respective hands of Seattle Bank or any such participant. Customer further agrees that Seattle Bank may furnish any information pertaining to Customer which is in the possession of Seattle Bank to any prospective participant to assist it in evaluating such participation provided that any non-pubic information reasonably designated in writing to Seattle Bank by Customer as constituting non-public information will be furnished to such prospective participant on a confidential basis. Customer may not assign or transfer any of its rights or obligations under this Agreement without the express prior consent of Seattle Bank, which may be granted or withheld in Seattle Bank’s sole discretion..
Section 6.3 Discretion of Seattle Bank to Grant or Deny Advances Nothing contained in this Agreement or in any documents describing or setting forth the Credit Policy or any other policy of Seattle Bank will be construed as an agreement or commitment on the part of Seattle Bank to grant Advances or extend Commitments or Other Credit Accommodations under this Agreement, the right and power of Seattle Bank in its discretion to either grant or deny any of the foregoing being herein expressly reserved.
Section 6.4 Amendment; Waivers No modification, amendment or waiver of any provision of this Agreement or consent to any departure therefrom will be effective unless executed by the party against whom such change is asserted and will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Customer in any case will entitle Customer to any other or further notice or demand in the same, or similar or other circumstances. Any forbearance, failure or delay by Seattle Bank in exercising any right, power or remedy under this Agreement will not be deemed to be a waiver thereof, and any single or partial exercise by Seattle Bank of any right, power or remedy under this Agreement will not preclude the further exercise thereof. Every right, power and remedy of Seattle Bank will continue in full force and effect until specifically waived by Seattle Bank in writing.
Section 6.5 Exceptions to Credit Policy Customer acknowledges and agrees that no exception to the Credit Policy requested of Seattle Bank by Customer shall be binding upon the Seattle Bank unless (i) approved in writing by the Seattle Bank’s authorized representative and (ii) authorized by the Act and Regulations.
Section 6.6 Jurisdiction; Legal Fees In any action or proceeding brought by Seattle Bank or Customer in order to enforce any right or remedy under this Agreement, the parties hereby consent to, and agree that they will submit to, the jurisdiction of the United States District Court for the Western District of Washington, or, if such action or proceeding may not be brought in federal court, the jurisdiction of the courts of King County, Washington. Customer agrees that, if any action or proceeding is brought by Customer seeking to obtain any legal or equitable relief against Seattle Bank under or arising out of this Agreement or any transaction contemplated hereby, and such relief is not granted by the final decision, after any and all appeals, of a court of competent jurisdiction, Customer will pay all attorneys’ fees and other costs incurred by Seattle Bank in connection therewith. Customer agrees to reimburse Seattle Bank for all costs and expenses (including reasonable fees and out-of-pocket expenses of counsel for Seattle Bank) incurred by Seattle Bank in connection with (i) the administration, enforcement, interpretation or preservation of Seattle Bank’s rights under this Agreement including, but not limited to, its rights in respect of any Collateral or the audit or possession thereof, whether or not an Event of Default has occurred or any suit has been brought, and in any receivership or bankruptcy proceeding and on appeal; (ii) Seattle Bank’s rights in any litigation, arbitration or supervisory, receivership, bankruptcy or other insolvency or regulatory proceedings affecting Customer, any Collateral or any Advances, Other Credit Accommodations or Other Obligations, and any appeal of any of the foregoing; or (iii) Seattle Bank’s preparation of additional documentation for Advances, Other Credit Accommodations or Other Obligations or any Collateral, or any amendments, approvals, consents, waivers or releases requested, required, proposed or done from time to time.
Section 6.7 Notices Except as provided in Subsection 6.8.3 below, any notice, advice, request, consent or direction given, made or withdrawn pursuant to this Agreement must be in writing or by machine-readable electronic transmission, and will be deemed to have been given to and received by a party to this Agreement when received by such party at its address given above by first class mail, or if given by hand or by electronic transmission, when actually received by such party at its principal office.

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Section 6.8 Signatures of Customer; Resolution; Oral Requests

6.8.1
The Secretary or one or more of the Assistant Secretaries of Customer will from time to time certify to Seattle Bank on forms provided by Seattle Bank the names and specimen signatures of the persons authorized to apply on behalf of Customer to Seattle Bank for Advances and otherwise act for and on behalf of Customer in accordance with this Agreement. Such certifications are incorporated in this Agreement and made a part of this Agreement and will continue in effect until expressly revoked by Customer notwithstanding that subsequent certifications may authorize additional persons to act for and on behalf of Customer.

6.8.2
Prior to or at the time of the execution and delivery of this Agreement, the Secretary or the Assistant Secretaries of Customer shall provide the Seattle Bank with a certified copy of a resolution adopted by the Customer’s Board of Directors or other governing body (“Resolution”) approving this Agreement and authorizing designated officers or employees of the Customer to obtain Advances and Other Credit Accommodations, open and use Accounts, and incur Other Obligations. The Seattle Bank may rely upon, and the Customer is estopped from denying, the authority of the persons designated in the Resolution or of the persons to whom such authority has been delegated pursuant to the terms of the Resolution.

6.8.3
Notwithstanding the preceding or any other provision of this Agreement, the Seattle Bank may, but is not obligated to, honor, and Customer shall be bound by, any form of request, including an oral request, for Advances, Other Credit Accommodations or other services from Seattle Bank, whenever such requests are made by persons purporting to act as officers or employees of Customer, if Seattle Bank acts in good faith and with ordinary care (and without liability if it does so act).

Section 6.9 Recording Conversations. Customer for itself and its employees hereby authorizes and consents to Seattle Bank’s electronic recording of, transcription of and use of all telephone conversations made by Customer’s employees to the Seattle Bank for the purpose of requesting Advances or Other Credit Accommodations. The period of time for which such recordings are stored or whether transcriptions are made shall be determined by Seattle Bank.
Section 6.10 Stock Ownership Requirement The Seattle Bank and the Customer acknowledge and agree that the Customer is subject to the Member Advance Stock Purchase Requirement and other terms and conditions set forth in the Capital Plan of the Seattle Bank. The Member Advance Stock Purchase Requirement provides that the Customer hold a specified amount capital stock in the Seattle Bank in connection with Advance transactions. Currently, each Customer is required to hold Class B stock with a par value equal to four and one-half percent (4.5%) of the unpaid principal balances of Advances As set forth in the Capital Plan, the Board of Directors of the Seattle Bank may change the above percentage within a range of not less than two and one-half percent (2.5%) or not greater than six percent (6.0%). The Customer agrees to be bound by any such change in the Member Advance Stock Purchase Requirement percentage. Any such change in the Member Advance Stock Purchase Requirement will be applied as of the implementation date of the change to all new Advances made by the Seattle Bank to the Customer. In addition, the Customer agrees and acknowledges that it will be subject to all amendments to the Capital Plan, that may be made from time to time.
Section 6.11 Force Majeure Any obligations of the Seattle Bank in connection with this Agreement, any Commitment, or otherwise arising in connection with any Advance, Other Credit Accommodation, Account, Mortgage Purchase Program or other service, shall be excused to the extent delayed or prevented by reason of computer, communications system or power failure, labor disturbances, governmental laws, orders or regulations, riots, insurrection, acts of terror, war or any other causes beyond the reasonable control of the Seattle Bank. In addition, the Seattle Bank shall not be liable for the failure of any wire transfer, fedwire or other such system.
Section 6.12 Limitation of Damages If Seattle Bank, in connection with this Agreement, any Commitment, or any Advance, Other Credit Accommodation, Account, Mortgage Purchase Program or other service, breaches any obligation of Seattle Bank to Customer not otherwise excused by this Agreement or applicable law, Seattle Bank will be obligated to Customer only for Customer’s actual, direct damages, if any. Under no circumstances shall Seattle Bank be liable for, and Customer hereby forever waives, any special, indirect or consequential damages or any punitive or exemplary damages.
Section 6.13 Applicable Law; Severability In addition to the terms and conditions specifically set forth in this Agreement and any other related documentation, this Agreement, and all Advances granted and Commitments extended under this Agreement, will be governed by the statutory and common law of the United States and, to the extent Federal law incorporates or defers to state law, the laws (exclusive of the choice of law provisions) of the State of Washington. Notwithstanding the foregoing, the UCC of the State of Washington, as amended from time to time, will be deemed applicable to this Agreement and to any Advance or Other Credit Accommodation made or Collateral pledged under this Agreement, except as otherwise required by the provisions of RCW 62A.9A-301 through 307. In the event that any portion of this Agreement conflicts with applicable law, such conflict will not affect other provisions

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of this Agreement that can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable.
Section 6.14 Successors and Assigns This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of Customer and Seattle Bank.
Section 6.15 Amendment and Restatement of Any Prior Agreement This Agreement amends and restates the terms of, and is not a novation of, any previous agreements between the parties or their predecessors entitled “Advances, Security and Deposit Agreement,” “Deposit Account Resolution” or “Advances Agreement, Pledge Agreement and Security Agreement.” This Agreement shall not release or impair the priority position of any existing Collateral for any existing Collateral securing any existing Indebtedness.
NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
IN WITNESS WHEREOF, Customer and Seattle Bank have caused this Agreement to be signed in their names by their duly authorized officers as of the date first above mentioned.

_HomeStreet Bank____________
(Full Corporate Name of Customer)

By:        ____________________________________
(Signature of Authorized Officer)

____________________________________
Darrell van Amen

____________________________________
EVP/Chief Investment Officer /Treasurer

and

By:        ____________________________________
(Signature of Authorized Officer)

____________________________________
Erik Ashe

____________________________________
VP/Portfolio & Asset Liability Manager

FEDERAL HOME LOAN BANK OF SEATTLE

By:        _____________________________________
(Signature of Authorized Officer)

_____________________________________
(Name of Authorized Officer)

_____________________________________
(Title of Authorized Officer)

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CORPORATE ACKNOWLEDGMENT

STATE OF    ___________________        )
(State Where Signed)
) ss.

COUNTY OF                        )
(County Where Signed)

I certify that I know or have satisfactory evidence that __________________________ _____ is the
(Name of Authorized Officer of Customer)
person who appeared before me, and said person acknowledged that [he/she] signed this instrument, on oath stated

that [he/she] was authorized to execute the instrument and acknowledge it as the ________ ________ of
(Title of Authorized Officer)
______ _________ to be the free and voluntary act of such party for the uses and purposes
(Full Corporate Name of Customer)
mentioned in the instrument.

_________________________________________	(Signature of Notary)
(Date of Notary Acknowledgement)	(Please print notary’s name legibly)
_________________________________________	NOTARY PUBLIC in and for the State of __________, residing at _______ ___________. (City Where Notary Resides) My commission expires: _________________.
(Include notary seal in space above this line.)

CORPORATE ACKNOWLEDGMENT
STATE OF                      )
(State Where Signed)
) ss.
COUNTY OF                    )
(County Where Signed)

I certify that I know or have satisfactory evidence that __________________ _ ___ _____ is the                                (Name of Authorized Officer of Customer)
person who appeared before me, and said person acknowledged that [he/she] signed this instrument, on oath stated

that [he/she] was authorized to execute the instrument and acknowledge it as the ________ ________ of
(Title of Authorized Officer)
________        ______ to be the free and voluntary act of such party for the uses and purposes
(Full Corporate Name of Customer)
mentioned in the instrument.

_________________________________________	(Signature of Notary)
(Date of Notary Acknowledgement)	(Please print notary’s name legibly)
__________________________________________	NOTARY PUBLIC in and for the State of __________, residing at _______ ___________. (City Where Notary Resides) My commission expires: _________________.
(Include notary Seal in space above this line.)

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